                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934









                                  April 9 2003
                             (Date of report/date of
                            earliest event reported)
--------------------------------------------------------------------------------
                           COMMERCIAL BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)
--------------------------------------------------------------------------------

          Ohio                        000-27894               34-1787239
(State or other jurisdiction          (Commission            (IRS Employer
     of incorporation)                File Number)         Identification No.)
------------------------------------------------------------------------------

                             118 S. Sandusky Avenue
                           Upper Sandusky, Ohio 43351
                    (Address of principal executive offices)


                                 (419) 294-5781
                         (Registrant's telephone number)

                                       N/A
                         (Former name or former address,
                          if changed since last report)



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Item 4.           Changes in Registrant's Certifying Accountant.
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Crowe Chizek and Company LLC, formerly known as Crowe, Chizek and Company LLP
("Crowe Chizek") has been the independent auditor of Commercial Bancshares, Inc.'s ("the Company") consolidated financial statements. Crowe Chizek has also provided consulting and other services to the Company. Under rule amendments regarding auditor independence adopted by the Securities and Exchange Commission, independent accountants will no longer be permitted to provide clients with certain non-audit services. Crowe Chizek declined to be re-appointed as our independent auditors in order to continue providing the Company with various consulting and outsourcing services.

Accordingly, the Company decided to engage a new independent audit service firm commencing with fiscal 2003. On April 9, 2003, the Company's Board of Directors, upon recommendation by the Audit Committee of the Board of Directors, approved the selection of Plante & Moran, LLP as its independent public accountants and has retained Crowe Chizek for its outsourced internal audit services. The change in independent accountants becomes effective immediately.

The audit reports issued by Crowe Chizek on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2002 and December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty or audit scope.

During the fiscal years ended December 31, 2002 and December 31, 2001, and during the subsequent interim period through March 31, 2003, there were no disagreements between the Company and Crowe Chizek on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Crowe Chizek's satisfaction, would have caused Crowe Chizek to make reference to the subject matter of the disagreement in connection with its reports on the Company's consolidated financial statements for such periods.

None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the Company's two most recent fiscal years ended December 31, 2002, or during the subsequent interim period through March 31, 2003.

The Company provided Crowe Chizek with a copy of the foregoing disclosures and a letter from Crowe Chizek, dated April 9, 2003, confirming its agreement with these disclosures is attached to this report as Exhibit 16.

During the fiscal years ended December 31, 2002 and December 31, 2001, and during the subsequent interim period through March 31, 2003, the Company did not consult with Plante & Moran, LLP with respect to the application of accounting principles to a specified transaction or regarding any of the other matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.



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Item 5.           Other Events and Required FD Disclosure
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The annual meeting of shareholders (the "Meeting") of Commercial Bancshares,
Inc. (the "Company") was held April 9, 2003 at 4:30 P.M. at the principal business offices of the Company located at 118 S. Sandusky Avenue, Upper Sandusky, Ohio 43351. There were 752,219 shares of the 1,163,175 shares outstanding as of the record date, or 64.7%, represented in person or by proxy at the Meeting. The only matter voted upon at the Meeting was the election of Class III Directors of the Company. Each of the four nominees, namely Hazel D. Franks, Raymond E. Graves, Richard A. Sheaffer, and Michael A. Shope, received at least 711,923 votes, or 94.64% of the shares represented at the Meeting, and were elected as Class III Directors of the Company. The following is a tabulation of votes for, as well as against or withheld, for each of the nominees:

                                       For               Against or withheld
                                     -------             -------------------
Hazel D. Franks                      735,584                   16,635
Raymond E. Graves                    728,082                   24,137
Richard A. Sheaffer                  736,057                   16,162
Michael A. Shope                     711,923                   40,296

The Board of Directors of the Company met after the Meeting and elected Richard
A. Sheaffer to serve as Chairman of the Board until the next Annual Meeting of Shareholders.



Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.
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(c) Exhibits.

Exhibit Number    Description
--------------    -----------
16                Letter from Crowe Chizek and Company LLC regarding change in certifying accountant.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                      COMMERCIAL BANCSHARES, INC.

Date: April 14, 2003                  By: /s/ John C. Haller
                                         ---------------------------------------
                                         John C. Haller
                                         Vice President/ Chief Financial Officer


                  EXHIBIT INDEX


Exhibit Number    Description

16 Letter from Crowe Chizek and Company LLC regarding change in certifying accountant (filed herewith).